UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2017
Date of Report (Date of Earliest Event Reported)
ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Itron, Inc. (the “Company”) issued a press release announcing that effective as of June 5, 2017, the position of Chief Financial Officer of the Company will transition from interim CFO Robert H.A. Farrow to Joan Hooper, who will join the Company as Senior Vice President and Chief Financial Officer on June 5, 2017. Mr. Farrow will remain with the Company as its Vice President – Strategic Planning and Treasury.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

(c) Ms. Hooper, 59, most recently served as senior vice president and chief financial officer of CHC Helicopter, a helicopter services company, from 2011 to 2015.  From 2003 to 2010, she held several finance executive positions at Dell, a computer hardware, software and IT services company, including vice president and CFO for the Global Public and Americas business units, as well as vice president of corporate finance and chief accounting officer. Before Dell, Ms. Hooper was executive vice president and CFO of FreeMarkets, an innovative provider of procurement tools and services, which she helped take public in 1999. She also held a variety of senior finance positions at AT&T.

Ms. Hooper has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulations S-K.

(e)  Ms. Hooper’s compensation as Senior Vice President and Chief Financial Officer will consist of: (1) an annual base salary of $485,000; (2) an annual bonus target equal to 75% of her annual base salary under the Itron, Inc. Executive Management Incentive Plan subject to its terms and conditions; and (3) an equity grant equal to $1,000,000 in value with 50% of the value in performance-based restricted stock units to be settled in common stock of the Company (PRSUs), 25% in time based restricted share units to be settled in common stock of the Company (RSUs), and 25% in stock options to purchase common stock of the Company (Stock Options).  The PRSUs, RSUs and Stock Options will be granted under the Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan (the “Plan”) and will vest ratably over three years on the anniversary of the grant date, subject to the terms and conditions of the respective award agreements and the Plan. Ms. Hooper will become a participant under the Company’s Executive Severance Policy and the Company is entering into an indemnification agreement and a change of control agreement with Ms. Hooper in the form customary for the Company’s officers and directors.

Caution Regarding Forward Looking Statements

This 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Chief Financial Officer transition and other statements that are not historical fact. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include our ability to onboard and retain the Chief Financial Officer and other risk factors discussed in Itron, Inc.’s filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press release dated May 31, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated:	May 31, 2017	By:	/s/ SHANNON M. VOTAVA
Shannon M. Votava
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 31, 2017